Exhibit 99(h)(28)

EXECUTION VERSION

Amendment No. 3

To

Transfer Agency And Shareholder Services Agreement

This Amendment No. 3 To Transfer Agency and Shareholder Services Agreement, dated as of May 1, 2016 (“Amendment No. 3”), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”) and GuideStone Funds (the “Trust”).

Background

BNYM and the Trust previously entered into the Transfer Agency and Shareholder Services Agreement, made as of December 14, 2012, Amendment No. 1 to Transfer Agency and Shareholder Services Agreement, dated as of January 1, 2014, and Amendment No. 2 to Transfer Agency and Shareholder Services Agreement, dated as of April 30, 2015 (collectively, the “Current Agreement”). The parties wish to amend the Current Agreement as set forth in this Amendment No. 3.

Terms

IN CONSIDERATION of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1. Modifications to Current Agreement. The Current Agreement is hereby amended by deleting Schedule B in its entirety and replacing it with the Schedule B, dated May 1, 2016, attached to Amendment No. 3 to Transfer Agency and Shareholder Services Agreement, dated as of May 1, 2016, between BNYM and the Trust.

2. Adoption of Amended Agreement by New Funds. Each Fund that has been added to Schedule B by virtue of this Amendment No. 3 acknowledges and agrees that (i) by virtue of its execution of this Amendment No. 3, it becomes and is a party to the Current Agreement as amended by this Amendment No. 3 (“Amended Agreement”) as of the date first written above, or if BNYM commenced providing services to the Fund prior to the date first written above, as of the date BNYM first provided services to the Fund, and (ii) it is bound by all terms and conditions of the Amended Agreement as of such date. The term “Fund” has the same meaning in this Amendment No. 3 as it has in the Current Agreement

3. Remainder of Current Agreement. Except as specifically modified by this Amendment No. 3, all terms and conditions of the Current Agreement shall remain in full force and effect.

4.	Governing Law. The governing law of the Current Agreement shall be the governing law of this Amendment No. 3.

5. Entire Agreement. This Amendment No. 3 constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement.

6. Facsimile Signatures; Counterparts. This Amendment No. 3 may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment No. 3 or of executed signature pages to this Amendment No. 3 by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment No. 3.

EXECUTION VERSION

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be executed by their duly authorized officers, as of the day and year first above written.

BNY Mellon Investment Servicing (US) Inc.

By:

Name:

Title:

GuideStone Funds
On its own behalf and on behalf of each Fund, each in its individual and separate capacity

By:

Name:

Title:

EXECUTION VERSION

SCHEDULE B

(Dated: May 1, 2016)

THIS SCHEDULE B is Schedule B to that certain Transfer Agency and Shareholder Services Agreement dated as of December 14, 2012 between BNY Mellon Investment Servicing (US) Inc. and GuideStone Funds.

FUND	CLASS
TARGET DATE FUNDS
MyDestination 2005 Fund	Investor
MyDestination 2015 Fund	Investor
MyDestination 2025 Fund	Investor
MyDestination 2035 Fund	Investor
MyDestination 2045 Fund	Investor
MyDestination 2055 Fund	Investor

ASSET ALLOCATION FUNDS
Aggressive Allocation Fund	Institutional
Aggressive Allocation Fund	Investor
Balanced Allocation Fund	Institutional
Balanced Allocation Fund	Investor
Conservative Allocation Fund	Institutional
Conservative Allocation Fund	Investor
Growth Allocation Fund	Institutional
Growth Allocation Fund	Investor

SELECT FUNDS
Defensive Market Strategies Fund	Institutional
Defensive Market Strategies Fund	Investor
Emerging Markets Equity Fund	Institutional
Emerging Markets Equity Fund	Investor
Equity Index Fund	Institutional
Equity Index Fund	Investor
Extended-Duration Bond Fund	Institutional
Extended-Duration Bond Fund	Investor
Flexible Income Fund	Investor
Global Bond Fund	Institutional
Global Bond Fund	Investor
Growth Equity Fund	Institutional
Growth Equity Fund	Investor
Global Natural Resources Equity Fund	Investor
Inflation Protected Bond Fund	Institutional
Inflation Protected Bond Fund	Investor
International Equity Fund	Institutional
International Equity Fund	Investor
International Equity Index Fund	Institutional
Low-Duration Bond Fund	Institutional
Low-Duration Bond Fund	Investor
Medium-Duration Bond Fund	Institutional
Medium-Duration Bond Fund	Investor
Money Market Fund	Institutional
Money Market Fund	Investor
Real Estate Securities Fund	Institutional
Real Estate Securities Fund	Investor
Small Cap Equity Fund	Institutional
Small Cap Equity Fund	Investor
Value Equity Fund	Institutional
Value Equity Fund	Investor